UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2005

Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On February 11, 2005, the Compensation Committee of the Board of Directors of Advanta Corp. and the Board of Directors approved and established the Advanta Corp. Supplemental Executive Retirement Plan (the “SERP”). The SERP was established in order to provide Dennis Alter, Chairman and Chief Executive Officer, with certain retirement benefits in recognition of his more than 45 years of service to the Company. Subject to the vesting requirements described below, under the terms of the SERP, Mr. Alter will be entitled to an annual retirement benefit of $625,000 upon reaching age 70 for his and his spouse’s lives. The amount payable was determined based on a percentage of Mr. Alter’s 2001 base salary and target bonus. The annual benefit vests ratably over an eight year period beginning in 2005. In the event of death, disability or a change in control, as defined in the SERP, the annual benefit will become fully vested and immediately payable. In the event of a change in control, Mr. Alter is also entitled to receive a gross up for excise taxes that arise and for the reimbursement for such taxes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: February 17, 2005	By:	/s/ Elizabeth Mai
Elizabeth H. Mai
Senior Vice President, Secretary and General Counsel